Contact:                                                                             FOR IMMEDIATE RELEASE
Brookdale Senior Living Inc.
Ross Roadman  615-376-2412

Brookdale Announces First Quarter 2009 Results; CFFO of $0.49 per Share

Highlights

•	Cash From Facility Operations grew 20% to $0.49 per outstanding common share from $0.41 per outstanding common share (excluding integration costs in Q1 2008)

•	Improved average monthly revenue per unit by 5.4% from $3,759 to $3,961. Average occupancy was 88.7%, down from 90.0% in Q1 2008

•	Increased revenue by $17.3 million, or 3.6%, to $497.9 million

•	Improved Facility Operating Income by $5.9 million, or 3.5%, to $173.0 million

•
Reduced outstanding cash revolver balance on the line of credit by $40.0 million from the February amendment date to $155.0 million at March 31, 2009 and by a total of $55 million to $140 million currently.

Nashville, TN.  May 6, 2009– Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial and operating results for the first quarter of 2009.

Bill Sheriff, Brookdale’s CEO, said, “We had a very good start to the year.  Our organization’s response to the call to action has been incredible.  After January's typical occupancy decline, our sales and marketing team held occupancy steady through the end of March despite the challenging environment.  At the same time, our revenue per unit increased by over 5%, helped partially by our ancillary services programs.  However, the most significant improvement came through the actions of our organization to comprehensively examine our costs and execute on numerous cost control measures. As the first quarter results show, we made significant progress toward adjusting our cost structure to better face these difficult times.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “We are very happy with the progress we have made so far this year in improving our balance sheet and, particularly, in addressing our near-term debt maturities.  The Company remains in a solid liquidity position – we have virtually no mortgage debt maturing until 2011 that does not contain contractual extension options and had reduced our line of credit borrowings by $40 million by the end of the quarter through solid operating cash flow, diligent cash management and several financing transactions.  Subsequent to quarter end, we further reduced the line balance by $15 million.  Our goals continue to focus on using the cash flow generated by our operations to reduce our corporate leverage and on managing the maturity profile of our property-level financings.”

Financial Results

Total revenue for the first quarter was $497.9 million, an increase of $17.3 million, or 3.6% from the first quarter of 2008.  The increase in revenue was primarily driven by an increase in average revenue per unit, including growing revenues from ancillary services, partially offset by a decline in occupancy.  Average monthly revenue per unit was $3,961 in the first quarter, an increase of 5.4% over the first quarter of 2008.  Average occupancy for the first quarter was 88.7%, down from 90.0% for the first quarter of 2008.

Facility operating expenses for the first quarter were $318.1 million, an increase of $13.1 million, or 4.3%, from the first quarter of 2008.  The increase was primarily driven by the growth of ancillary services and expenses associated with expansions.  With the positive impact of the Company’s cost control initiatives, facility operating expenses, excluding the impact of ancillary services and expansions, increased by 1.2% from the first quarter of 2008.  The operating contribution margin for the total company was 36.1% for the first quarter of 2009, a 260 basis point improvement over the fourth quarter of 2008.

General and administrative expenses for the first quarter were $33.7 million, down from $36.4 million in the first quarter of 2008.  Excluding non-cash compensation expense for both periods, the decrease was $1.5 million, reflecting cost control measures at the corporate level.  As a percentage of revenue (including revenues under management), general and administrative expenses (excluding non-cash compensation in both periods and integration expenses in 2008) were 4.9% in the first quarters of 2009 and 2008.

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its facilities.

For the quarter ended March 31, 2009, Facility Operating Income was $173.0 million and Adjusted EBITDA was $85.9 million, in each case a $5.9 million increase over the first quarter of 2008.

Cash From Facility Operations was $50.2 million for the first quarter of 2009, or $0.49 per common share outstanding at March 31, 2009.  This was an $0.11 per share increase over the first quarter of 2008 and a $0.17 per share increase over the fourth quarter of 2008.  Cash From Facility Operations for the first quarter of 2009 included a $1.2 million tax benefit related to a prior-year tax audit of an acquired company.  Included in the first and fourth quarters of 2008 are integration and other non-recurring costs of $2.9 million and $3.5 million, respectively.

Net loss for the first quarter of 2009 was $(13.6) million, or $(0.13) per diluted common share. The loss for the quarter includes non-cash items for depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization, which totaled $79.6 million.

Operating Activities

Same community revenues grew 4.0% for the quarter ended March 31, 2009 over the same period in 2008 as revenue per unit increased by 5.3% and occupancy fell by 1.1%.  Same community Facility Operating Income for the quarter increased by 4.5% when compared to the first quarter of 2008 as expenses grew by 3.8%.  Same community revenues grew 3.9% for the twelve months ended March 31, 2009 over the corresponding period ending in 2008, and same community Facility Operating Income decreased 0.2% over the corresponding period ending in 2008.  The twelve month same community data excludes $7.0 million of charges in the fourth quarter of 2007 relating to integration-related accounting items and named-tropical storm costs of $4.8 million in the last three quarters of 2008.

By the end of the first quarter, the Company’s ancillary services programs provided therapy services to 35,000 Brookdale units.  At the end of the quarter, the Company’s home health agencies were serving over 16,500 units across the total consolidated Brookdale portfolio, up from 6,600 units served a year ago.  The therapy and home health services produced $167 of monthly Facility Operating Income per occupied unit in the first quarter across all units served, up from $125 per month a year ago and $143 in the fourth quarter of 2008, driven primarily by maturation of existing clinics and the acquisitions of home health agencies.  In the legacy ARC portfolio alone, which has a higher health center mix than the balance of the Brookdale portfolio, monthly Facility Operating Income from therapy and home health services per occupied unit in the first quarter was $243.

During the quarter, the Company opened three expansions with 128 units. There are currently four expansion projects under construction that will add a total of 611 additional units in 2009.  Two of these projects are leased and two are owned with financing in place and no additional equity required.

Balance Sheet

As previously announced, the Company entered into a Second Amended and Restated Credit Agreement during the first quarter.  The amended credit agreement, with an August 2010 maturity, currently consists of a $220 million revolving loan facility with a $25 million letter of credit sublimit.  As of March 31, 2009, there was $175.8 million outstanding on the line of credit, including $155.0 million of cash borrowings and $20.8 million of letters of credit, a reduction of $42.5 million from the initial balance at the closing of the amended line at the end of February.  Brookdale had $52.5 million of unrestricted cash on its balance sheet at the end of the first quarter.  Subsequent to the end of the quarter, the Company further reduced the line of credit by $15.0 million, resulting in a current line balance of $160.8 million.

During the first quarter of 2009 and subsequent to the quarter end, giving effect to the pending exercise of an extension option, Brookdale has extended the maturity of virtually all of its mortgage debt initially due in 2009.  Therefore, the Company currently has virtually no mortgage debt maturities before 2011 that do not contain contractual extension options.

During the quarter, the Company closed on a sale leaseback of one community and sold its minority interests in several communities to the majority owner for total proceeds of $18.0 million.

Additional Filings

The Company will file on or about May 6, 2009 a Form 8-K with the SEC which includes supplemental information relating to the Company’s first quarter 2009 results.  This filing will also be available through the Investor Relations section of the Company’s website upon filing – www.brookdaleliving.com.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Thursday, May 7, 2009 to review the financial results of its first quarter ended March 31, 2009.  The conference call is scheduled for 10:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (866) 845-7252 (from within the U.S.) or (706) 634-9069 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 14, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) and referencing access code “97498283.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 548 communities in 35 states and the ability to serve approximately 52,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding occupancy, revenue, expense levels, the demand for senior housing, acquisition opportunities and asset dispositions; our belief regarding our growth prospects; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity; our plans to deleverage; our expectations regarding financings and refinancings of assets; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health); our plans to expand existing communities; the expected project costs for our expansion program; our expected levels of expenditures and reimbursements (and the timing thereof); the anticipated cost and expense associated with the resolution of pending litigation and our expectations regarding the disposition thereof; our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, the risk associated with the current global economic crisis and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt as it matures or replace our amended credit facility when it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; the risk that we may be required to post additional cash collateral in connection with our interest rate swaps; the risk that continued market deterioration could jeopardize certain of our counterparties’ obligations; changes in governmental reimbursement programs; our limited operating history on a combined basis; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to integrate acquisitions into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended
	March 31,
	2009	2008
Revenue
Resident fees	$496,229	$478,835
Management fees	1,717	1,813
Total revenue	497,946	480,648

Expense
Facility operating expense (excluding depreciation and amortization of $45,693 and $50,890, respectively)	318,112	305,059
General and administrative expense (including non-cash stock-based compensation expense of $6,809 and $8,010, respectively)	33,707	36,388
Facility lease expense	67,741	67,812
Depreciation and amortization	68,133	71,940
Total operating expense	487,693	481,199
Income (loss) from operations	10,253	(551)

Interest income	820	1,626
Interest expense:
Debt	(32,821)	(35,871)
Amortization of deferred financing costs	(1,542)	(1,557)
Change in fair value of derivatives and amortization	(4,285)	(45,633)
Loss on extinguishment of debt	-	(2,821)
Equity in earnings (loss) of unconsolidated ventures	595	(173)
Other non-operating income	4,232	-
Loss before income taxes	(22,748)	(84,980)
Benefit for income taxes	9,112	29,887
Net loss	$(13,636)	$(55,093)

Basic and diluted loss per share	$(0.13)	$(0.54)

Weighted average shares used in
computing basic and diluted loss per share	101,738	101,995

Dividends declared per share	$-	$0.25

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)

Cash and cash equivalents	$52,507	$53,973
Cash and escrow deposits - restricted	94,027	86,723
Accounts receivable, net	95,174	91,646
Other current assets	51,193	48,443
Total current assets	292,901	280,785
Property, plant, and equipment and
leasehold intangibles, net	3,663,099	3,697,834
Other assets, net	512,431	470,639
Total assets	$4,468,431	$4,449,258

Current liabilities (1)	$570,078	$646,012
Long-term debt, less current portion (1)	2,385,605	2,235,000
Other liabilities	558,447	607,645
Total liabilities	3,514,130	3,488,657
Stockholders’ equity	954,301	960,601
Total liabilities and stockholders’ equity	$4,468,431	$4,449,258

(1)  Subject to customary closing conditions, $131.0 million of mortgage debt is expected to be extended beyond March 31, 2010 on or prior to May 11, 2009.  Accordingly, the debt has been classified as long-term debt.

Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2009	2008
Cash Flows from Operating Activities
Net loss	$(13,636)	$(55,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	-	2,821
Depreciation and amortization	69,675	73,497
Equity in (earnings) loss of unconsolidated ventures	(595)	173
Distributions from unconsolidated ventures from cumulative share of net earnings	11	190
Amortization of deferred gain	(1,086)	(1,085)
Amortization of entrance fees	(5,110)	(6,691)
Proceeds from deferred entrance fee revenue	4,872	2,780
Deferred income tax benefit	(8,194)	(30,662)
Change in deferred lease liability	4,248	5,751
Change in fair value of derivatives and amortization	4,285	45,633
Gain on sale of assets	(4,455)	-
Non-cash stock-based compensation	6,809	8,010
Changes in operating assets and liabilities:
Accounts receivable, net	(3,118)	(6,392)
Prepaid expenses and other assets, net	(1,887)	3,179
Accounts payable and accrued expenses	4,966	(5,083)
Tenant refundable fees and security deposits	(370)	1,184
Deferred revenue	15,057	3,081
Other	(2,715)	(664)
Net cash provided by operating activities	68,757	40,629
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	1,480	1,763
Increase in cash and escrow deposits — restricted	(57,897)	(20,663)
Additions to property, plant, and equipment and leasehold intangibles,
net of related payables	(33,491)	(46,213)
Acquisition of assets, net of related payables and cash received	-	(745)
(Issuance of) payment on notes receivable, net	(36)	10,112
Investment in unconsolidated ventures	(1,106)	(356)
Distributions received from unconsolidated ventures	525	-
Proceeds from sale leaseback transaction	9,166	-
Proceeds from sale of unconsolidated venture	8,843	-
Net cash used in investing activities	(72,516)	(56,102)
Cash Flows from Financing Activities
Proceeds from debt	26,521	288,479
Repayment of debt and capital lease obligations	(10,403)	(181,327)
Proceeds from line of credit	60,446	125,000
Repayment of line of credit	(64,899)	(120,000)
Payment of dividends	-	(51,897)
Payment of financing costs, net of related payables	(6,895)	(853)
Other	(279)	(403)
Refundable entrance fees:
Proceeds from refundable entrance fees	3,638	3,492
Refunds of entrance fees	(5,836)	(3,632)
Recouponing and payment of swap termination	-	(23,942)
Cash portion of loss on extinguishment of debt	-	(812)
Net cash provided by financing activities	2,293	34,105
Net (decrease) increase in cash and cash equivalents	(1,466)	18,632
Cash and cash equivalents at beginning of period	53,973	100,904
Cash and cash equivalents at end of period	$52,507	$119,536

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months ended March 31, 2009 and 2008 (in thousands):

	Three Months Ended March 31,
	2009(1)	2008(1)
Net loss	$(13,636)	$(55,093)
Benefit for income taxes	(9,112)	(29,887)
Equity in (earnings) loss of unconsolidated ventures	(595)	173
Loss on extinguishment of debt	-	2,821
Other non-operating income	(4,232)	-
Interest expense:
Debt	25,727	28,987
Capitalized lease obligation	7,094	6,884
Amortization of deferred financing costs	1,542	1,557
Change in fair value of derivatives and amortization	4,285	45,633
Interest income	(820)	(1,626)
Income (loss) from operations	10,253	(551)
Depreciation and amortization	68,133	71,940
Straight-line lease expense	4,248	5,751
Amortization of deferred gain	(1,086)	(1,085)
Amortization of entrance fees	(5,110)	(6,691)
Non-cash compensation expense	6,809	8,010
Entrance fee receipts(2)	8,510	6,272
Entrance fee disbursements	(5,836)	(3,632)
Adjusted EBITDA	$85,921	$80,014

(1)
The calculation of Adjusted EBITDA includes integration and other non-recurring costs totaling $2.9 million for the three months ended March 31, 2008.  Integration and other non-recurring costs for the three months ended March 31, 2009 were not material to the condensed consolidated financial statements.

(2)	Includes the receipt of refundable and nonrefundable entrance fees.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, entrance fee refunds disbursed, lease financing debt amortization with fair market value or no purchase options, other, and recurring capital expenditures.  Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from CFFO. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items (including integration capital expenditures), facility purchases and/or major projects or renovations that are funded using financing proceeds and/or proceeds from the sale of facilities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three months ended March 31, 2009 and 2008 (in thousands):

	Three Months Ended March 31,
	2009(1)	2008(1)

Net cash provided by operating activities	$68,757	$40,629
Changes in operating assets and liabilities	(11,933)	4,695
Refundable entrance fees received(2)	3,638	3,492
Entrance fee refunds disbursed	(5,836)	(3,632)
Recurring capital expenditures, net	(2,655)	(6,037)
Lease financing debt amortization with fair market value or no purchase options	(1,780)	(1,625)
Reimbursement of operating expenses and other	-	1,063
Cash From Facility Operations	$50,191	$38,585

(1)
The calculation of CFFO includes integration and other non-recurring costs totaling $2.9 million for the three months ended March 31, 2008.  Integration and other non-recurring costs for the three months ended March 31, 2009 were not material to the condensed consolidated financial statements.

(2)
Total entrance fee receipts for the three months ended March 31, 2009 and 2008 were $8.5 million and $6.3 million, respectively, including $4.9 million and $2.8 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

The calculation of CFFO per outstanding common share is based on outstanding common shares at the end of the period, excluding any unvested restricted shares.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended March 31, 2009 and 2008 (in thousands):

	Three Months Ended March 31,
	2009	2008

Net loss	$(13,636)	$(55,093)
Benefit for income taxes	(9,112)	(29,887)
Equity in (earnings) loss of unconsolidated ventures	(595)	173
Loss on extinguishment of debt	-	2,821
Other non-operating income	(4,232)	-
Interest expense:	-	-
Debt	25,727	28,987
Capitalized lease obligation	7,094	6,884
Amortization of deferred financing costs	1,542	1,557
Change in fair value of derivatives and amortization	4,285	45,633
Interest income	(820)	(1,626)
Income (loss) from operations	10,253	(551)
Depreciation and amortization	68,133	71,940
Facility lease expense	67,741	67,812
General and administrative (including non-cash
stock compensation expense)	33,707	36,388
Amortization of entrance fees(1)	(5,110)	(6,691)
Management fees	(1,717)	(1,813)
Facility Operating Income	$173,007	$167,085

(1)  Entrance fee sales, net of refunds paid, provided $2.7 million and $2.6 million of cash for the three months ended March 31, 2009 and 2008, respectively.